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                                                                    Exhibit 23
                                                                    ----------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our reports dated February 22, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Pacific Telesis Group and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which reports are included, or incorporated by reference, in the Pacific Telesis Group Annual Report on Form 10-K and in the Corporation's registration statements as follows:

   Form S-3:  PacTel  Capital  Resources   $500,000,000  debt  securities  and
              guarantee thereof by Pacific Telesis Group

   Form S-3:  Secondary Offering  of 137,504  shares of Pacific  Telesis Group
              Common Stock

   Form S-3:  Shareowner Dividend Reinvestment and Stock Purchase Plan

   Form S-3:  Pacific Telesis Group and  Pacific Telesis Financing I,  II, and
              III filed to sell up to $1 billion of Trusts' preferred securities

   Form S-4:  ABI American Businessphones, Inc. Merger

   Form S-8   Nonemployee Director Stock Option Plan

   Form S-8:  Supplemental Retirement and Savings Plan for Salaried Employees

   Form S-8:  Supplemental  Retirement   and  Savings  Plan   for  Nonsalaried
              Employees

   Form S-8:   Stock Option and Stock Appreciation Rights Plan

   Form S-8:  Stock Incentive Plan




/s/ COOPERS & LYBRAND L.L.P.
San Francisco, California
March 22, 1996